                         ANALYSTS INTERNATIONAL CORPORATION

                                     EXHIBIT 11
                                   (Page 1 of 2)

                      CALCULATION OF BASIC EARNINGS PER SHARE


                                              Year Ended June 30
                                  --------------------------------------------
                                      1996            1997            1998
                                      ----            ----            ----
Net earnings                      $12,418,000     $16,381,000      $22,610,000
                                  -----------     -----------      -----------
                                  -----------     -----------      -----------
Weighted average number of
common shares outstanding          21,852,000      22,095,000       22,376,000
                                  -----------     -----------      -----------
                                  -----------     -----------      -----------

Net earnings per common share,
based upon weighted average
number of shares outstanding             $.57            $.74            $1.01
                                  -----------     -----------      -----------
                                  -----------     -----------      -----------


                         ANALYSTS INTERNATIONAL CORPORATION

                                     EXHIBIT 11
                                   (Page 2 of 2)

                     CALCULATION OF DILUTED EARNINGS PER SHARE


                                                  Year Ended June 30
                                   --------------------------------------------
                                       1996           1997              1998
                                       ----           ----              ----
Net earnings                       $12,418,000    $16,381,000       $22,610,000
                                   -----------    -----------       -----------
                                   -----------    -----------       -----------
Weighted average number
of common shares outstanding        21,852,000     22,095,000        22,376,000

Dilutive effect of stock
  options outstanding after
  application of treasury
  stock method                         369,000        449,000           453,000
                                   -----------    -----------       -----------
                                    22,221,000     22,544,000        22,829,000
                                   -----------    -----------       -----------
                                   -----------    -----------       -----------

Net earnings per common and
common equivalent share, based
upon weighted average number
of shares outstanding                     $.56           $.73              $.99
                                   -----------    -----------       -----------
                                   -----------    -----------       -----------
